                                                                      Ex 3.04(b)

                      CERTIFICATE OF CHANGE OF LOCATION OF
                     REGISTERED OFFICE AND REGISTERED AGENT

                                       OF

                         AVIS MANAGEMENT SERVICES, LTD.

            The undersigned corporation hereby certifies as follows:

            FIRST: The name of the corporation is
                   AVIS MANAGEMENT SERVICES, LTD.

            SECOND: (a) The address of the present registered office is 100 West 10th Street, in the City of Wilmington, County of New Castle, State of Delaware.

                  (b) The address of the new registered office shall be 410 South State St., in the City of Dover, County of Kent, State of Delaware.

            THIRD: (a) The name of the present registered agent is The Corporation Trust Company.

                  (b) The name of the new registered agent is United Corporate Services, Inc.

            FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

            IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this 31st day of October, 1978.

                                      AVIS MANAGEMENT SERVICES, LTD.


                                      /s/ John R. Marshall, Jr.
                                      -----------------------------------------
                                      John R. Marshall, Jr.,
                                      Senior Vice President


                              Attest: /s/ David I. Schaffer
                                      -----------------------------------------
                                      David I. Schaffer, Secretary
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STATE OF DELAWARE     )
                      ) ss:
COUNTY OF NEW CASTLE  )

            BE IT REMEMBERED that on this 22nd day of July A.D. 1965, personally came before me, a Notary Public for the State of Delaware, S. H. Livesay, F. J. Obara, Jr., and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.


                                      /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                                     Notary Public


                                                                          [SEAL]